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                                                                Exhibit (10)(d)





                              EMPLOYMENT AGREEMENT

         This Agreement made by and between Frisch's Restaurants, Inc., an Ohio corporation, hereinafter referred to as "CORPORATION", and Jack C. Maier, hereinafter referred to as "MAIER", WITNESSETH:

         WHEREAS, Maier has been employed by the Corporation pursuant to an employment agreement dated May 16, 1997 which expires on May 28, 2000;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties do hereby agree upon the terms and conditions of this Employment Agreement which shall become effective as of May 29, 2000.

         1. EMPLOYMENT. The Corporation agrees to employ Maier and Maier agrees to serve the Corporation upon the terms and conditions hereinafter set forth.

         2. TERM. The "INITIAL TERM" of this Agreement shall be for a period of one (1) fiscal year commencing May 29, 2000 and shall continue in effect through June 3, 2001. This Employment Agreement shall be renewable at the option of the Corporation for up to six (6) additional one (1) year terms.

         3. DUTIES. Maier agrees to serve the Corporation and any and all of its subsidiaries and divisions faithfully and to the best of his ability under the direction of the Board of Directors, devoting such portion of his time, energy and skill to such employment, performing from time to time such services and acting in such office or capacity as the Board of Directors shall request or direct.

         4. COMPENSATION. The Corporation agrees to pay Maier as base salary for his services, the sum of One Hundred Fifty Thousand Dollars ($150,000.00) per annum payable in equal monthly or other installments in accordance with the general practice of the Corporation. If the Corporation renews the Agreement beyond June 3, 2001, it shall pay Maier as base salary for his services, One Hundred Thousand Dollars ($100,000.00) per annum, payable in equal monthly or other installments, in accordance with the general practice of the Corporation.

         5. RETIREMENT. Maier may elect to retire at any time. Upon Maier's retirement, this Agreement shall terminate, except that the provisions of Paragraphs 6 and 7 shall survive.

         6. RESTRICTIVE COVENANTS. Maier agrees that during the term of this Agreement, any renewal thereof, and for the period during which the monthly payments described in paragraph 7 are made to him, he will not, directly or indirectly, render any services of an advisory nature or otherwise to, or become employed by or participate in, any business competitive with any of the businesses of the Corporation or of its subsidiaries or its divisions, without the prior written consent of the Corporation; provided, however, that nothing herein shall prohibit Maier from:

                  (a) rendering services to, participating in, engaging in, or otherwise becoming employed by, any business which is related in any way to the Corporation, such as, but not limited to, a franchisee;


                  (b) owning stock or other securities, or serving as a director or officer of a corporation conducting a business referred to in subparagraph (a);

                  (c) owning stock or other securities of competitors which are sold in a public market and which comprise less than five percent (5%) of the total outstanding stock of such corporation.


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                                                                 Exhibit (10)(d)




         7. DEFERRED COMPENSATION. In addition to the compensation provided in the foregoing paragraph 4, and provided that Maier shall not have willfully violated any of the provisions of this agreement or any renewal agreement, then, upon the first to occur of Maier's retirement, death, termination of employment due to disability or other termination of employment (including the expiration of this Agreement), the Corporation shall pay Maier the sum of Two Hundred Fourteen Thousand Fifty Dollars ($214,050) per year, for a period of ten (10) consecutive years thereafter, payable on a monthly basis.

         If the payments commence on account of Maier's death or if Maier dies during the ten year period, the Corporation shall make the remaining monthly payments to his widow. If Maier is not survived by a widow the Corporation shall make any remaining payments to the person or persons designated by Maier in a writing delivered to the Corporation. If he does not make such designation, the payments shall go to his estate. If payments are made to Maier's widow and she dies the Corporation shall make any remaining payments to her estate. The monthly payments provided for under this subparagraph shall be adjusted on the first anniversary date of the commencement of such payments and on each anniversary date thereafter to reflect fifty percent (50%) of the latest annual change in the Consumer Price Index for All Urban Consumers ("CPI-U") published by the U.S. Department of Labor, Bureau of Labor Statistics.

         At any time during the payment of the deferred compensation described above, the person then entitled to receive monthly payments shall have the right to convert such monthly payments to a single lump sum payment. Such right shall be exercised by notice in writing delivered to the Corporation. The amount of such single lump sum shall be the then present value of all remaining payments determined without regard to any future cost of living adjustments, discounted using the "Applicable Federal Rate" which is appropriate for the remaining term of the deferred compensation, as determined by the Internal Revenue Service pursuant to Section 1274 of the Internal Revenue Code. Payment of the single lump sum to the person then entitled to receive monthly payments and such person's receipt therefore, shall extinguish all further obligations of the Corporation to pay deferred compensation under this Agreement as well as the rights of all vested and contingent successor beneficiaries of such deferred compensation provisions.

         8. DISABILITY. For the purposes of Paragraph 7 above, a termination of Maier's employment due to disability shall occur when all the following conditions are met:

                  (a) Maier shall become physically or mentally incapable (excluding temporary absences due to ordinary illnesses) of properly performing the services required of him in accordance with his obligations under Paragraph 3 hereof or similar provisions of any renewal agreement.

                  (b) Such incapacity shall exist or be reasonably expected to exist for more than ninety (90) days in the aggregate during any period of twelve (12) consecutive months.

                  (c) Either Maier or the Corporation shall have given the other thirty (30) days' written notice of his or its intention to terminate the active employment of Maier because of such disability.

         9. PART TIME EMPLOYMENT. Maier may reduce the scope of his employment from full time to "part time" upon written notice to the Corporation. Part time shall mean three days or less per week devoted to the business of the Corporation. Maier's compensation during any period of part time employment shall be fifty percent (50%) of the base salary to which he would otherwise be entitled.

         10. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any Successor of the Corporation and any such Successor shall be deemed substituted for the Corporation under the terms of this Agreement. As used in this Agreement, the term "SUCCESSOR" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the capital stock, assets or business of the Corporation.





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                                                                Exhibit (10)(d)




         IN WITNESS WHEREOF, Frisch's Restaurants, Inc. has caused this Agreement to be executed in its corporate name by DONALD H. WALKER, its VICE PRESIDENT, thereunto duly authorized by its Board of Directors, and Jack C. Maier has hereunto set his hand on the date set forth below.

DATED:  June 2, 2000                         /s/ Jack C. Maier
        ------------                         --------------------------------
                                             Jack C. Maier


                                             FRISCH'S RESTAURANTS, INC.


                                         By: /s/ Donald H. Walker
                                             --------------------------------
                                             Donald H. Walker
                                        Its: Vice President












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